UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2006

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

10 Forge Park, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On February 1, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of PLC Systems Inc. (the “Registrant”) adopted bonus arrangements for its executive officers for 2006.  Mark R. Tauscher, the Registrant’s President and Chief Executive Officer, James G. Thomasch, the Registrant’s Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer, Michael F. Adams, the Registrant’s Vice President of New Ventures, Kenneth J. Luppi, the Registrant’s Vice President of Operations, and Dr. Robert I. Rudko, the Registrant’s Chief Scientist, will receive a bonus based 25% on the financial performance of the Registrant’s business and 75% on the attainment of defined program milestones during the fiscal year ending December 31, 2006.  The target bonus payment for Mr. Tauscher is 50% of his base salary, for Mr. Thomasch is 40% of his base salary, and for Messrs. Adams and Luppi and Dr. Rudko is 30% of each of their respective base salaries.  The target bonus payments may be adjusted downwards if the financial performance of the Registrant’s business does not meet the targets or the Registrant does not attain the defined program milestones.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: February 28, 2006	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President, Finance and Administration and Chief Financial Officer